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                                                                    EXHIBIT 3.16



                           ARTICLES OF INCORPORATION

                                       OF

                            SECUREHORIZONS USA, INC.
                            A CALIFORNIA CORPORATION



                                        I

                                      NAME

               The name of this corporation is SecureHorizons USA, Inc.


                                       II

                                     PURPOSE

               The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                       III

                          AGENT FOR SERVICE OF PROCESS

               The name and address in the State of California of this corporation's initial agent for service of process is

                  Joseph S. Konowiecki
                  201 North Figueroa Street, Third Floor
                  Los Angeles, California  90012


                                       IV

                                      STOCK

               This corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total number of such shares which this corporation is authorized to issue is one hundred thousand (100,000) shares.


                                        V

                          LIMITING DIRECTORS' LIABILITY

               The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.




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                                       VI

                     AUTHORIZING EXPANDED INDEMNIFICATION OF
                    CORPORATE DIRECTORS, OFFICERS AND AGENTS

               This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to this corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

               IN WITNESS WHEREOF, the undersigned, who is the incorporator of this corporation, has executed these Articles of Incorporation on March 17, 1993.



                                            /s/ John A. Mueller
                                            ------------------------------------
                                            John A. Mueller, Incorporator


                                   DECLARATION

               The undersigned declares that he is the incorporator who has executed these Articles of Incorporation and hereby declares that this instrument is the act and deed of the undersigned.

               Executed at Los Angeles, California.



                                            /s/ John A. Mueller
                                            ------------------------------------
                                            John A. Mueller, Incorporator




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